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Conference Call Transcript VION - Vion Pharmaceuticals Cloretazine Clinical Results Update Event Date/Time: Dec. 10. 2007 / 9:00AM ET

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FINAL TRANSCRIPT

Dec. 10. 2007 / 9:00AM ET, VION - Vion Pharmaceuticals Cloretazine Clinical Results Update

C O R P O R A T E   P A R T I C I P A N T S

Alan Kessman

Vion Pharmaceuticals, Inc. - CEO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Leah Hartman

CRT Capital Group - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. This conference call will contain forward-looking statements. Such statements are subject to certain risks, which may cause Vion’s plans to differ or results to vary from those expected, including: Vion’s potential inability to obtain regulatory approval for its products; delayed or unfavorable results of drug trials; the possibility that favorable results of earlier pre-clinical studies or clinical trials are not predictive of safety and efficacy results in later clinical trials; the need for additional research and testing; the potential inability to secure external sources of funding to continue operation; the inability to access capital and funding on favorable terms; continued operating losses and the inability to continue operations as a result; and a variety of other risks set fourth from time to time in Vion’s filings with the Securities and Exchange Commission, including but not limited to the risks, attendance to the forward-looking statements included under Item 1-A, “Risk Factors,” in Vion’s annual report on Form 10-K for the year-ended December 31, 2006, and in Vion’s Form 10-Q for the quarter ending September 30, 2007.

In particular, there can be no assurances as to the results of any of the Company’s clinical trials, that any of these trials will continue to full accrual, or that any of these trials will not be discontinued, modified, delayed or ceased all together. Except in special circumstances in which a duty to update arises under law, when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

And now I will turn over this call to Mr. Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals. Sir, you may proceed.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Thank you, operator, and good morning, everyone. Welcome to our Cloretazine® clinical results update conference call. With me today is Howard Johnson, our President and CFO, Ann Cahill, our Vice President of clinical development, and Aileen Ryan, our Vice President of regulatory affairs. We are broadcasting this call today from Atlanta, Georgia, the site of the 2007 annual meeting of the American Society of Hematology.

On Saturday we presented preliminary data from our pivotal Phase II trial of Cloretazine® in elderly patients with de novo poor risk, acute myelogenous leukemia, or AML, in a poster session. The poster had been available on our website since Saturday morning. This morning we also issued a press release summarizing the data from the poster. The purpose of this conference call is to present the preliminary data from the poster and answer any questions you may have.

Before we get into the specifics, I would like to tell you that we are very pleased with these initial results and with a positive response to the data that we received from the clinical community at the conference. Cloretazine® is our lead anti-cancer agent and AML is our primary registration indication for this novel compound. Our main goal has been and continues to be to register Cloretazine® in the United States. We expect our data from our pivotal Phase II trial in elderly AML, in combination with an additional completed Phase II trial in elderly AML will form the basis for a new drug application filing in 2008. We can now state that based on the statistical design of this study and the preliminary data release that, as of this date, we believe that the target response rate for this study has been achieved. We continue to collect data on our secontary em — secondary end points of progression-free survival, leukemia-free survival and overall survival, as well as Cloretazine's® toxicity profile in this patient population. We intend to present further update of this data, as appropriate, at the American Society of Clinical Oncology meeting, ASCO,

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Dec. 10. 2007 / 9:00AM ET, VION - Vion Pharmaceuticals Cloretazine Clinical Results Update

in June of 08. At ASH, we presented data on 80 evaluable patients. Generally, the patients being treated on this trial were by design considered to be among the most difficult elderly AML patients to treat.

Let me give you some of the specifics to describe these patients. The median age of these patients was 73 years with an actual range of 61 to 87. The most common risk factors associated with with the poor prognosis in elderly AML were age greater than equal to 70, which in our case was 78% of the patients, and cardiac and pulmonary dysfunction, which represented 60% and 59% of the patients respectively. In addition, 49% of the patients had unfavorable cytogenetics. In fact 90% of our study patients had two or more risk factors associated with a poor prognosis in elderly AML.

I would like to remind you of the statistical design of the trial, which states that at least 22 responses in 77 patients are required to meet the targeted response rate. Based on the preliminary data released in the first 80 patients, there were actually 28 responses and a 35% response rate. As I said previously, based on these data in the first 80 patients, at this time we believe that we have achieved the target response rate on this study.

Furthermore, 93% of the responses occurred after first induction treatment. Median overall survival for the responders has not yet been reached. The range of days of overall survival for the responders was 53 days to 410 days. Death within 30 and 42 days of first induction treatment was 15% and 24% respectively, which is within the expected ranges reported in the literature. The majority of early deaths were either due to progression of disease or infection. As expected, mylosuppression was the primary toxicity, with febrile neutropenia, pneumonia and sepsis being the most common serious adverse events greater than or equal to Grade 3, considered at least possibly related to therapy. Serious non-hematologic adverse events greater than or equal to Grade 3 considered at least possibly related to therapy occurred in 14% of patients.

These data were presented in the poster and were well received by the leukemia clinical community at ASH. We had tremendous interest in the poster on Saturday and our booth has been very busy. We have also used the opportunity presented by the meeting to make potential corporate partners aware of the data.

Before we close, I’d like to remind you of the status of our Phase III combination trial in first relapse AML patients. As disclosed in our third quarter conference call, we have completed discussions about our analysis of the data with a data safety monitoring board for the trial. Our next step is to discuss those conclusions with the regulatory authorities. We expect these discussions to take place over the next few months. We cannot, however, provide interim updates of those discussions until a conclusion is reached. Until we complete those discussions we can offer no assurances as to any of the potential outcomes. What we can assure you of is that as soon as there is a conclusion, we will make the appropriate announcements. I hope that I’ve been able to communicate to all of you listening today our sense of excitement and satisfaction with how the ASH conference has gone for us. This has been an important meeting for our Company. We enter 2008 with a great feel of momentum and anticipation. We will continue to execute on our game plan in 2008, the main goal of which is the registration of Cloretazine® for the treatment of patients with leukemia in 2009.

Thank you for listening today, We’re now ready to take your questions.

Q U E S T I O N    A N D    A N S W E R

Operator

Thank you, sir. (OPERATOR INSTRUCTIONS) Your first question comes from the line of Leah Hartman of CRT Capital. You may proceed.

Leah Hartman - CRT Capital Group - Analyst

Good morning and congratulations to you and your team, Alan.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Thanks, Leah.

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Dec. 10. 2007 / 9:00AM ET, VION - Vion Pharmaceuticals Cloretazine Clinical Results Update

Leah Hartman - CRT Capital Group - Analyst

Great news. We’ve had our oncologist there at ASH, and he said underscoring how excited that oncologists with whom he had discussions were about the possibility of Cloretazine® coming to market and being part of the or the first treatment option for these patients. I was wondering if you could speak to — I believe there were two panel discussions in general regarding the treatment of AML and were there stated conversations with respect to Cloretazine®, or commentary in those panel discussions?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

I don't know specifically which ones you're talking about but I can tell you that there were a number of presentations where Cloretazine®, yes, was included and mentioned by the speakers in a discussion of treatment of AML, especially with elderly patients. In fact we were pleasantly pleased with a number of comments that were made in the formal presentations.

Leah Hartman - CRT Capital Group - Analyst

Great. And then secondly, just to — I know you can't comment substantively, but on the combination discussions with the FDA, you will be back to us, it sounds like it may now -- you're unclear whether that will be a Q1 or a Q2 conclusion of those discussions with the FDA regarding either reengaging in the halted Phase III or a new design, or an end to the combination program. I'm just a little unclear about the timing. I think before we had been — we had been hopeful that those conversations with the FDA to give clarity on the combination program that we would have clarity by the end of Q1.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

I think we still believe that we'll have clarity by the end of Q1.

Leah Hartman - CRT Capital Group - Analyst

Okay, that’s where my question was going.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

I just can’t give you a more exact timeframe within — between now and the end of Q1.

Leah Hartman - CRT Capital Group - Analyst

Okay, I wasn't clear if I was hearing a change in that focus, so that confirms for me —

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

No change.

Leah Hartman - CRT Capital Group - Analyst

— that expectation. Okay.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Absolutely no change. We still believe we’ll have an answer by the end of Q1.

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Dec. 10. 2007 / 9:00AM ET, VION - Vion Pharmaceuticals Cloretazine Clinical Results Update

Leah Hartman - CRT Capital Group - Analyst

Okay. And then do you — what’s the timing for submission of data to present at ASCO and when would you know whether or not you get to have an oral presentation or poster?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

I’m not sure of that sitting here right now.

Leah Hartman - CRT Capital Group - Analyst

That’s okay. That’s all right. We had good news and we were very excited, so just enjoy the moment. Yes.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

We’ve been enjoying a couple of days of the moment, so thank you, Leah.

Leah Hartman - CRT Capital Group - Analyst

You’re welcome.

Operator

(OPERATOR INSTRUCTIONS) Sir, at this time it seems there are no further questions.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Okay, thank you, operator. Once again, everyone, let me reiterate, we are extremely excited about the preliminary results from our pivotal Phase II trial. Our excitement has been reinforced by the interest and positive feedback we have received at the ASH conference. We believe in the potential of Cloretazine®. We will continue to focus our efforts in doing all that we can to fulfill our goal of filing for approval in 2008. Thank you again for listening today. We look forward to continuing to report to you in 2008 as we make progress towards our goal, and a happy holiday season to everybody. Thanks again. Goodbye.

Operator

Thank you for your participation in today’s conference, ladies and gentlemen. That does conclude the presentation and you may now disconnect. Have a wonderful day.

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Dec. 10. 2007 / 9:00AM ET, VION - Vion Pharmaceuticals Cloretazine Clinical Results Update

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